                                                                      EXHIBIT 12

    Computation of Ratio of Earnings to Combined Fixed Charges and Preferred
                                Stock Dividends
                         J.P. Morgan & Co. Incorporated
                                  Consolidated
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Dollars in millions

                                                                                    Twelve months ended December 31
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                                                                       1996          1995          1994        1993        1992
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
Earnings:
  Net income                                                        $ 1 574        $1 296        $1 215      $1 723      $1 130
  Add: income taxes                                                     758           610           610         968         619
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                                    25            16            21          50           3
  Add: fixed charges, excluding interest
    on deposits and preferred stock
    dividends                                                         6 502         5 452         4 483       3 781       3 292
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  Earnings available for fixed charges,
    excluding interest on deposits                                    8 809         7 342         6 287       6 422       5 038
  Add: interest on deposits                                           2 541         2 520         1 946       1 917       2 306
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  Earnings available for fixed charges,
    including interest on deposits                                   11 350         9 862         8 233       8 339       7 344
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Fixed charges:
 Interest expense, excluding interest on
 deposits                                                             6 470         5 414         4 452       3 753       3 267
 Interest factor in net rental expense                                   32            38            31          28          25
 Preferred stock dividends                                               49            35            30          28          29
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Total fixed charges, excluding interest
    on deposits                                                       6,551         5 487         4 513       3 809       3 321
  Add: interest on deposits                                           2,541         2 520         1 946       1 917       2 306
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Total fixed charges, including interest
    on deposits                                                       9,092         8 007         6 459       5 726       5 627
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Ratio of earnings to fixed charges:
  Excluding interest on deposits                                       1.34          1.34          1.39        1.69(a)     1.52(b)
  Including interest on deposits                                       1.25          1.23          1.27        1.46(a)     1.31(b)
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
(a) For the year ended December 31, 1993, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.63 excluding interest on deposits and 1.42 including interest on deposits.

(b) For the year ended December 31, 1992, the ratio of earnings to combined fixed charges and preferred stock dividends, including the cumulative effect of a change in the method of accounting for income taxes, was 1.65 excluding interest on deposits and 1.39 including interest on deposits.

                                                                      EXHIBIT 12

                Computation of Ratio of Earnings to Fixed Charges
                         J.P. Morgan & Co. Incorporated
                                  Consolidated

--------------------------------------------------------------------------------
Dollars in millions

                                                                            Twelve months ended December 31
---------------------------------------------------------------------------------------------------------------------------
                                                                  1996          1995          1994        1993         1992
---------------------------------------------------------------------------------------------------------------------------
Earnings:
  Net income                                                   $ 1 574       $ 1 296       $ 1 215     $ 1 723      $ 1 130
  Add: income taxes                                                758           610           610         968          619
  Less: equity in undistributed income
    of all affiliates accounted for by
    the equity method                                               25            16            21          50            3
  Add: fixed charges, excluding interest
    on deposits                                                  6 502         5 452         4 483       3 781        3 292
---------------------------------------------------------------------------------------------------------------------------
  Earnings available for fixed charges,
    excluding interest on deposits                               8 809         7 342         6 287       6 422        5 038
  Add: interest on deposits                                      2 541         2 520         1 946       1 917        2 306
---------------------------------------------------------------------------------------------------------------------------
  Earnings available for fixed charges,
    including interest on deposits                              11 350         9 862         8 233       8 339        7 344
---------------------------------------------------------------------------------------------------------------------------
Fixed charges:
  Interest expense, excluding interest on
    deposits                                                     6 470         5 414         4 452       3 753        3 267
  Interest factor in net rental expense                             32            38            31          28           25
---------------------------------------------------------------------------------------------------------------------------
  Total fixed charges, excluding interest
    on deposits                                                  6 502         5 452         4 483       3 781        3 292
  Add: interest on deposits                                      2 541         2 520         1 946       1 917        2 306
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Total fixed charges, including interest
    on deposits                                                  9 043         7 972         6 429       5 698        5 598
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Ratio of earnings to fixed charges:
  Excluding interest on deposits                                  1.35          1.35          1.40        1.70(a)      1.53(b)
  Including interest on deposits                                  1.26          1.24          1.28        1.46(a)      1.31(b)
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
(a) For the year ended December 31, 1993, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for postretirement benefits other than pensions, was 1.64 excluding interest on deposits and 1.43 including interest on deposits.

(b) For the year ended December 31, 1992, the ratio of earnings to fixed charges, including the cumulative effect of a change in the method of accounting for income taxes, was 1.67 excluding interest on deposits and 1.39 including interest on deposits.